Exhibit 10.3

AuraSource, Inc.

And

Société Guinea Consultant International (LTD) Sarl.,

EXPLORATION LICENSE TRANSFER AGREEMENT

Effective as of September 10, 2008

EXPLORATION LICENSE TRANSFER AGREEMENT

THIS EXPLORATION LICENSE TRANSFER AGREEMENT (hereinafter referred to as “this Agreement”) is executed to be effective as of this September 10, 2008.

BETWEEN

SOCIÉTÉ GUINEA CONSULTANT INTERNATIONAL (LTD) SARL. (hereinafter referred to as the “Party A”); and

AuraSource, Inc.(hereinafter referred to as “Party B” or the “Company”).

WHEREAS  Party A has represented that Party A owns an exploration license in The Republic of Guinea for gold and associated metals, covering acreage of 107 km2 in the precinct of ____________, as reflected in that certain Decision No. ______________________issued by the The Ministry of the Mine and Geology of the Republic of Guinea, which   provides for a term of two years from ____________(hereinafter the “Exploration License”); and

WHEREAS Party B desires to acquire and purchase, and Party A desires to sell and transfer to Party B, the Exploration License and all rights thereunder, all on the terms and subject to the conditions set forth herein; and

WHEREAS subject to the satisfactory completion of its due diligence, review and investigation of the territory covered by the Exploration License and Party B’s determination that the results of such review and investigation reflect convincing evidence that the territory contains minerals and precious metals (of a quantity and quality adequate for Party B’s purposes and business objectives), Party B desires to issue to Party A, and Party A desires to acquire and purchase, 10,000,000 shares of Company A’s common stock (the “Shares”) as full consideration for acquiring the Exploration License and all rights thereunder under the terms of this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

SECTION 1 - APPLICATION AND TRANSFER OF NEW EXPLORATION LICENCE

1.1           Immediately following the execution of this Agreement, Party A shall prepare and submit to the relevant administrative and/or governmental authority (or authorities) all documents, instruments and certificates necessary to transfer the Exploration License to Party B. Party A shall ensure that the Exploration License is transferred to Party B within 30 calendar days after the execution of this Agreement.  Except as expressly set forth herein, the new exploration license to be issued to Party B (“New Exploration License”) shall contain the same terms, conditions and provisions as those set forth in the Exploration License issued to Party A.

1.2           Without limiting the generality of the foregoing, the New Exploration License shall confirm the rights and privileges granted to Party B, including without limitation, exploration rights for a term of no less than two (2) years from the date of issuance of the New Exploration License.  Further, without limiting the generality of the foregoing, the New Exploration License shall provide rights for commercial exploitation and extraction of minerals and precious metals, all on terms acceptable to Party B.

SECTION 2 – ASSISTANCE

2.1           From time to time Party B may desire to acquire additional, ancillary and/or expanded rights and licenses under or pursuant to the New Exploration License and/or with respect to the territory covered by such license (collectively, all such additional, ancillary and/or expanded rights and licenses, the “Additional Exploration Licenses”).  Party A hereby covenants and agrees to provide such assistance and support as may be requested by Party B in connection with Party B’s application for any and all such Additional Exploration Licenses free of charge, including without limitation, assistance and support in connection with Party B’s efforts to secure regulatory and other governmental approvals for engaging in the commercial exploitation, extraction and transportation of minerals and precious metals.

2.2           In addition to assistance in connection with applications for securing the rights and licenses contemplated hereunder, the parties expect and envision that Party B will require assistance in connection with Party B’s operations and its efforts to secure preferential treatment from and harmonizing relationships with local, provincial and state government where possible (all such assistance is collectively referred to herein as “Additional Assistance”).  Party A hereby covenants and agrees to provide such Additional Assistance as Party B may request from time to time after the date hereof.  Party A and Party B shall agree on the fees or rates to be charged by Party A for the Additional Assistance, provided, however, that such fees or rates shall be reasonable and commensurate with fees charged by Party A and/or other parties with respect to similar types of services.

2.3           Party A agrees to execute such further documents, instruments and/or certificates and to take such other actions as are necessary to carry out the transactions contemplated by this Agreement and to secure the rights, licenses and approvals contemplated hereby (including without limitation, the Exploration License, the Additional Exploration Licenses and/or ancillary or related approvals from governmental authorities).

SECTION 3 – PURCHASE PRICE; CONSIDERATION

As full consideration for the sale and transfer by Party A of the New Exploration License and the other covenants, agreements and obligations undertaken by Party A hereunder, Party B agrees to issue the Shares to Party A, all in accordance with the terms and provisions hereof and subject to the conditions and restrictions set forth herein.

(a)           Party B shall issue the Shares in the name of Party A within 10 days after (i) execution and delivery of this Agreement by all parties in accordance with the terms hereof and (ii) satisfaction of each and all of the conditions precedent set forth in Section 3(b) hereof.  Subject to the satisfaction of the conditions set forth in Section 3(b), the Shares shall be placed and held in escrow (by the Company) and shall be released from escrow on the terms, and subject to the conditions and restrictions, set forth in Section 3(c), Section 3(d) and Section 4 hereof.

(b)           Without limiting such further conditions and provisions set forth in Section 3 and Section 4 hereof, the obligations of Party B under this Agreement shall be conditioned on and subject to the satisfaction of each and all of the following conditions:

•
Party B’s receipt of documents, instruments and certificates signed and issued by authorized governmental or administrative authorities evidencing the transfer to Party B of the rights and licenses granted under the Exploration License.

•
The issuance and transfer of the New Exploration License to Party B and Party B’s receipt of documents, instruments and certificates signed and issued by authorized governmental or administrative authorities evidencing the New Exploration License and Party B’s ownership of related exploration rights and licenses, including without limitation, rights to commercially exploit, extract and transport minerals and precious metals, all in accordance with the terms contemplated herein and otherwise on terms acceptable to Party B.

•	Completion of Party B’s due diligence review and investigation to the satisfaction of Party B.

•
Party B’s receipt of a legal opinion issued by a qualified attorney in the Republic of Guinea in form and substance to the reasonable satisfaction of Party B (“Legal Opinion”), in respect of the legal, financial and tax aspects of New Exploration License and other matters as Party B may reasonably require in connection with the operations of the businesses authorized or granted under the Exploration License and the New Exploration License.

(c)           Subject to such further conditions and provisions set forth in this Section 3 and Section 4 hereof, the Shares shall be released from escrow and delivered to Party A upon satisfaction of each and all of the following conditions:

•
Party B’s completion of a site survey and geological investigation reflecting mining capacity capable of producing X amount of gold deposits or other precious metals (“Site Survey”), as well as Party B’s receipt of such other surveys and studies reflecting reserves, soil and geological conditions and other matters to the satisfaction of Party B.

•
Receipt of all required consents and approvals of governmental and/or regulatory authorities and/or other third parties as are or may be necessary for the consummation of the transactions contemplated hereby and Party B’s ability to engage in the exploration activities contemplated hereby and/or commercially exploit, extract and transport minerals and precious metals (in such quantities and of such qualities that are adequate for the purposes and business objectives of Party B, all as determined by Party B).

•
Absence of any materially adverse conditions or circumstances affecting Party A’s rights under the Exploration License, Party B’s operations or Party B’s rights or ability to engage in exploration or other activities contemplated hereby or otherwise commercially exploit, extract and transport minerals and precious metals (in such quantities and of such qualities that are adequate for the purposes and business objectives of Party B, all as determined by Party B).

(d)           If any of the conditions specified in Section 3(b) or Section 3(c) shall not have been satisfied, this Agreement shall be terminated and, in the case of the failure to satisfy the conditions set forth in Section 3(b), Party B shall have no obligation to consummate any transaction hereunder or any other obligation whatsoever and, in the case of the failure to satisfy the conditions set forth in Section 3(c), the Shares shall be released from escrow and returned to Party B for cancellation by Party B, and Party A shall have no right to receive any of the Shares or any other consideration or payment whatsoever under or pursuant to this Agreement.

SECTION 4 – ESCROW AND PLEDGE OF SHARES

4.1           Deposit in Escrow.  Upon issuance, the certificates for the Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section 4.  Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit B.  The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 4.3.

4.2           Recapitalization.  All cash and stock dividends on the Shares (or other securities at the time held in escrow) (including dividends in the form of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding common stock as a class effected without receipt of consideration or in the event of any reorganization transaction), any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares (or such other securities at the time held in escrow) shall be immediately delivered to the Secretary of the Company to be held in escrow under this Section 4, in accordance with the escrow requirements of Section 4.1.

4.3           Release/Surrender.  The Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

(a)           The certificates for the Shares (as well as all other corresponding assets and securities) shall be released from escrow and delivered to Party A, if requested by Party A, only upon satisfaction of each and all of the conditions set forth in Section 3(b) hereof.

(b)           If any of the conditions shall not have been satisfied (or waived by Party B, at its sole and absolute discretion) by the Outside Date (defined below), the certificates for the Shares (as well as all other corresponding assets and securities) shall be released from escrow and delivered to Party B, and this Agreement shall be terminated in accordance with the terms hereof.   For the purposes hereof, the term “Outside Date” means December 31, 2008 (or such later date as may be agreed upon by the parties hereto).

(c)           Should the Shares (as well as all other corresponding assets and securities) be released from escrow under the immediately preceding clause, then the escrowed certificates for such Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, and Party B shall have no further rights with respect to such Shares (or other assets or securities).

4.4           Pledge.  Party A agrees and acknowledges that, upon issuance, the Shares shall be pledged to Party B as collateral to secure the obligations of Party A under this Agreement, pursuant to terms of a pledge agreement in a form acceptable to Party B (the ‘Pledge Agreement”).  The Company’s obligation to issue the Shares shall be conditioned on Party A’s execution and delivery of the Pledge Agreement.

SECTION 5 – INVESTMENT REPRESENTTIONS

Party A represents and warrants that each and all of the representations and statements set forth on Exhibit A hereto is true and accurate, and all such representations and statements are hereby incorporated herein by reference and made a part hereof as if fully set forth herein.  In addition to the following trading restrictions imposed by the Securities Act, Party A hereby acknowledges that the Shares may be subject to additional resale restrictions and a legend shall be placed upon the Shares evidencing these restrictions:

(a)           Neither Party A nor any permitted transferee of the Shares may sell securities of the Company constituting more than 10% of the daily volume of the Company’s common stock outstanding on any given day; and

(b)          Neither Party A nor any permitted transferee of the Shares may sell more than 400,000 shares of common stock of the Company in any calendar month.

SECTION 6 - COVENANTS AND OBLIGATIONS OF THE PARTIES

6.1           Covenants and obligations of Party A:

(a)           After the Agreement has been signed, Party A shall immediately prepare the required documents to apply for the New Exploration License and its transfer.

(b)           Party A shall bear all costs relating to the application and transfer of the New Exploration License. Party A shall provide Party B with true copies of all documents submitted to the Republic of Guinea authorities in relation to such application and transfer.

(c)           Party A shall be responsible for all liabilities and debts in respect of the Exploration License and/or the New Exploration License or its related work which accrued on or prior to the transfer of the New Exploration License to Party B, including but not limited to environmental pollutions, land and forest rentals, related taxes, and management and construction fees.

(d)           Party A shall comply with all applicable laws in connection with the performance of each and all of the obligations under this Agreement.

(e)           Party A shall provide to Party B periodic reports concerning the status of its efforts in prosecuting any applications for rights and licenses and/or securing approvals from applicable governmental authorities with respect to the licenses, rights and transactions contemplated hereby.

(f)           Party A shall transfer the Exploration License and the previous mineral data to Party B in accordance with the provisions of this Agreement.

6.2           Covenants and obligations of Party B:

(a)           Party B shall issue the Shares in accordance with the terms set forth herein.

(b)           After signing this Agreement, Party B will positively assist Party A in transferring the New Exploration License and its relevant mineral data.

(c)           After obtaining the New Exploration License which confirms its ownership of the exploration right and the relevant mineral data, Party B will carry on the Site Survey action in accordance with Guinea relative law, regulation and rule requirements.

SECTION 7 - REPRESENTATIONS AND WARRANTIES

7.1            Each of Party A and Party B represents and warrants to the other party hereto that:

(a)           Such party has the requisite power and authority to sign and enter into, and to grant the rights under, this Agreement, and has the requisite power and authority, and the ability, to fully perform all the obligations contained in the Agreement.

(b)           Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

7.2           Party A hereby represents and warrants to Party B that:

(a)           Party A lawfully and exclusively owns the Exploration License, and all rights, interest and title to the licenses granted thereunder, as well as other rights and privileges granted by Party A hereunder (or that Party A has agreed to grant and/or make available hereunder), free and clear of any mortgage, pledge, claims, charges, liens or other encumbrance of any nature.  Party A has not granted, assigned or transferred, or agreed to grant, assign or transfer, any rights, licenses or privileges under the Exploration License to any party (other than Party B under the terms hereof).  Party A has not received any notice or claim challenging any such ownership rights of Party A or suggesting that any other person has any claim of legal or beneficial ownership or rights with respect thereto, nor, to the best of the knowledge of Party A, is there a reasonable basis for any such notice or claim.

(b)           Party A enjoys exclusive exploration rights for the minerals within the term and geographical area indicated in the Exploration License. The Exploration License is in full force and effect and in good standing under the laws of Guinea and has been validly and legally acquired.  Party A has not granted to any person (other than Party B under the terms hereunder) any rights or interest in the Exploration License and/or the rights, licenses or privileges granted thereunder.

(c)           Party A has not done or omitted to do, nor will do or omit to do, any act or thing that would or might impair, encumber, or diminish Party B’s full enjoyment of the rights and privileges granted under this Agreement (or that Party A has agreed to grant and/or make available under this Agreement). .

(d)           Party A has not received notice of nor has any knowledge of any proposal to terminate or vary the terms of or rights attaching to the Exploration License from any government or regulatory authority.

(e)           All work and activities of whatsoever nature carried out under or pursuant to the Exploration License by Party A or by third parties have been carried out in compliance with all applicable laws and regulations, including environmental laws and regulations, health and safety laws and regulations and laws and regulations governing the mining, extraction and handling of minerals and precious metals.

(f)           No government department, military unit, organization, company, collective or any other entity or individual has any legal rights or privileges over any of the Exploration License or the relevant mineral data except for Party A.

(g)           All necessary annual examinations, reports, payments and minimum exploration expenditures have been made and all other requirements to maintain the Exploration License have been fulfilled by Party A.

(h)           The information provided by Party A to Party B are the last exploration report and corresponding drawings within the area covered by the Exploration License and that would be covered by the New Exploration License.

(i)           No consent, approval or authorization of, or registration or filing with, any governmental authorities or any other person is required in connection with the execution or delivery of this Agreement or (except as expressly disclosed herein) the delivery of other agreements or documents contemplated by this Agreement or the consummation of the transactions contemplated hereby.

(j)           The execution and delivery of this Agreement and the other documents and agreements contemplated hereby, and the performance of the obligations and consummation of the transactions contemplated hereunder and thereunder, does not and shall not (either directly or indirectly) (i) conflict with or violate any organizational documents of Party A or the terms of any agreement or arrangement (whether oral or written) between it and a third party, or any other obligations Party A has to a third party, (ii) result in the imposition of any liens, charges, claims or other encumbrances (other than the rights of Party B hereunder) upon any of the rights or privileges granted hereunder (or that Party A has agreed to grant and/or deliver hereunder), (iii) violate or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, report or other filing (whether with a governmental authority or other third party) under the Exploration License or any of the other agreements or documents referenced herein to which Party A is currently a party or by which Party A is bound or which are currently in place and relate to the rights and privileges granted under or pursuant to the Exploration License, or (iv) result in a breach or violation by Party A of any of the terms, conditions or provisions of any applicable law or regulation.

(k)           Party A is and has been in compliance with all laws or regulations in connection with (or applicable to) the acquisition, maintenance and/or exercise of rights, licenses or privileges granted  or made available under or pursuant to the Exploration License.  Party A has received no notice and to the best of the knowledge of Party A there are no threatened or alleged claims of violation, liability or potential responsibility under any law or regulation affecting the rights, licenses or privileges granted or made available under or pursuant to the Exploration License.  Party A has never conducted any internal investigation with respect to any such violation (whether actual, potential or alleged) of any law or regulation by any of its directors, officers, employees or representatives.

(l)           Party A possesses all governmental authorizations necessary to exercise the rights and privileges under the Exploration License.  Party A is not in default (with or without notice or lapse of time, or both) under any such governmental authorization.  There are no proceedings pending, nor to the best of the knowledge of Party A, threatened, that seek the revocation, cancellation, suspension, failure to renew or adverse modification of any such governmental authorization.

(m)           Party A has complied in all respects with all the terms and conditions of the Exploration License and any other documents and/or instruments relating to the rights and privileges granted under or pursuant to the Exploration License. No termination or default, cure notice or show cause notice is currently in effect or has been issued or, to the best of the knowledge of Party A, is expected with respect to any of the Exploration License, or the rights, licenses and/or privileges granted or made available (or to be granted and/or made available) by Party A hereunder or thereunder. Neither any governmental authority nor any other person has notified Party A, either in writing or, to the best of the knowledge of Party A, orally, that Party A (or any representatives or agents of Party A) has breached or violated any laws, regulations, certification, representation, clause, provision or requirement pertaining to the Exploration Licenses and/or any such rights, licenses or privileges.

(n)           The rights, license and/or privileges granted or made available (or purported to be granted or made available) under or pursuant to the Exploration License are (and each of them is) valid and enforceable.  To the best of the knowledge of Party A, no reasonable basis exists for any claim that any of such rights, licenses or privileges is either invalid or unenforceable. Party A has not taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any of such rights, licenses or privileges.

(o)           Neither Party A, nor any activities conducted by Party A, nor the exercise of rights by Party A, under, in connection with or in relation to, the Exploration License have infringed upon, misappropriated or violated, or infringe upon, misappropriate or violate any rights or property of any other person; and Party A has not received any notice or claim asserting that any such infringement, misappropriation or violation has occurred or is occurring, nor, to the best of the knowledge of Party A, is there any reasonable basis for such a claim.  To the best of the knowledge of Party A, no person is infringing upon, misappropriating or violating any of the rights or licenses granted or made available (or purported to be granted or made available) under the Exploration License or with respect to the exploration of minerals or precious metals within the territory covered by the License.

(p)           Party A is capable of taking all necessary actions to facilitate the transfer of the New Exploration License in this Agreement.

(q)           No representations or warranties by Party A in this Agreement (i) contains or will contain any untrue statement of a material fact, or (ii) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement any material fact necessary to make the statements or facts contained therein not misleading.

SECTION 8- INDEMNIFICATION AND LEGAL PROCEEDINGS

8.1           Indemnification.   All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect indefinitely.  Each of the Parties hereto shall indemnify the other Party hereto, and such other Party’s affiliates, and their respective successors, assigns, officers, directors, stockholders, employees and agents (collectively, the “Indemnified Parties”) against, and hold them harmless from, any losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind (“Losses”), including any investigation expenses incurred by any Indemnified Parties, whether such Loss exists or accrues before, on or after the date hereof, directly or indirectly arising or resulting from, based upon or relating to: (a) any inaccuracy or breach of any representation or warranty made or given by such Party under this Agreement or any other documents, agreements or instruments delivery by such Party in connection with the transactions contemplated by this Agreement; or (b) any non-fulfillment of any covenant or agreement of such Party under this Agreement or any other documents, agreements or instruments delivered by such Party in connection with the transactions contemplated by this Agreement..  Party A shall indemnify Party B, and its affiliates, and their respective successors, assigns, officers, directors, stockholders, employees and agents (collectively, the “Indemnified Party B Persons”) against, and hold them harmless from, any Losses, including any investigation expenses incurred by any Indemnified Party B Persons, whether such Loss exists or accrues before, on or after the date hereof, directly or indirectly arising or resulting from, based upon or relating to: (i) any breach of any representation or warranty of Party A contained in this Agreement or any certificate executed by Party A in connection with the transactions contemplated hereby; (ii) the breach of any covenant of Party A contained in or contemplated by this Agreement;(iii) taxes imposed on Party A with respect to tax periods preceding the date hereof; or (vi) any liabilities arising from, based upon or relating to (directly or indirectly) any activities or operations conducted by Party A in the territory covered by the Exploration License or the exercise of rights under the Exploration License; or (v) any expenses or costs incurred in connection with the transactions contemplated by this Agreement.

8.2           No Indemnification.   This indemnity will not apply in respect of an Indemnified Party or any Indemnified Party B Person in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of wilful misconduct.

8.3           Claim of Indemnification.   The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

8.4           Notice of Claim.   In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defences.

8.5           Settlement.   No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

8.6           Legal Proceedings.   Notwithstanding that the relevant Party hereto will undertake the investigation and defence of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)          such counsel has been authorized by the relevant Party hereto;

(b)          the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)          the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)          there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

8.7           Contribution.   If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

8.8           Limitations on Indemnification Obligations.  Notwithstanding anything contained herein to the contrary, under no circumstances shall Party B’s total liability of any kind arising out of or related to this Agreement, regardless of the forum and regardless of the forum and regardless of whether any action or claim is based on contract, tort, strict liability, infringement or any other legal right, exceed the amount of proceeds that Party B actually generates in connection with the exercise of its rights under the New Exploration License.

SECTION 9 NON-DISCLOSURE

All information relating to the Agreement and the transaction contemplated therein shall be treated as confidential and no public disclosure shall be made by any Party without the prior approval of Party B.  Notwithstanding the provisions of this Section, the Parties hereto agree to make such public announcements and disclosure as may be required by or under applicable law, including without limitation, disclosure to the regulatory or governmental authorities of this Agreement (but only if the disclosing Party notifies the other Party hereto of such proposed disclosure and affords such Party the opportunity to seek confidential treatment and then only discloses such portion of the information that is required to be disclosed by or under applicable law).

SECTION 10 - ASSIGNMENT AND AMENDMENT

10.1           Assignment.   Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of all of the other Parties hereto.

10.2           Amendment.   This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

SECTION 11-FORCE MAJEURE

11.1           Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

11.2           Notice.   A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under Section 11.1 hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

SECTION 12 - TERMINATION

12.1           Termination.   Either Party shall have the right to terminate this Agreement during the Term: (i) upon a material default or breach by the other Party of any of its obligations under this Agreement, unless (in the case of any default that is capable of being cured or remedies) within thirty (30) calendar days after written notice of such default, the defaulting Party remedies such default; or (ii) if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust, deed, creditor's arrangement, or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within one hundred twenty (120) days.  In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that the conditions specified in Section 3(b)  or (c) hereinabove have not been satisfied or waived at or before the Outside Date.  This Agreement may also be terminated in writing signed by each of the Parties.

 12.2           Effect of Termination.                                             Upon termination of this Agreement, this Agreement shall be without force or effect and all obligations hereunder shall be terminated; provided, however, that the obligations under Article 8, Article 13 and Article 14 shall remain in full force and effect and shall survive any termination of this Agreement; and provided further that nothing shall relieve any Party of such Party’s obligations arising under this Agreement at any time before termination of this Agreement.  Nothing contained herein is intended to limit or affect either Party’s rights to pursue claims associated with any default, breach or violation of this Agreement during the Term (regardless of whether or not the Agreement shall have been terminated).

SECTION 13 - NOTICE

13.1           Notice.  Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2           Change of Address.   Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

SECTION 14 - GENERAL PROVISIONS

14.1           Entire Agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

14.2           Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3           Schedules.   The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

14.4           Time of the Essence.   Time will be of the essence of this Agreement.

14.5           Representation and Costs.   It is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement.

14.6           Applicable Law; Jurisdiction.   The situs of this Agreement is Nevada, USA and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Nevada.  Any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby may be brought in the courts of the State of Nevada, County of Clark, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Nevada, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court.  The parties agree that any party may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section 14.6 may be served on any party anywhere in the world.

14.7           Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8           Severability and Construction.   Each Section, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).  The parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof.  As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

14.9           Captions.   The captions, section numbers, Section numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.10           Currency.   Unless otherwise stipulated, all references to money amounts herein shall be in lawful money of the United States.

14.11           Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

14.12           No Partnership or Agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.13           Consents and Waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)           constitute a general waiver under this Agreement; or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

[Signature Page Follows]

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

SOCIÉTÉ GUINEA CONSULTANT INTERNATIONAL (LTD) SARL.

By:

Name:

Title:

AURASOURCE, INC.

By:

EXHIBIT A

INVESTMENT REPRESENTATIONS

Unless otherwise indicated, certain terms used below but not defined herein have the meanings ascribed to them in the Agreement to which this exhibit is attached.  Party A (for the purposes of this Exhibit A, “Investor”) hereby represents and warrants, and hereby covenants and agrees to, all of the following:

1.           Purchase Entirely for Own Account.  The Agreement is made with Investor in reliance on Investor’s representation to Company, which by Investor’s signing and delivery of the Agreement Investor hereby confirms, that the Shares issued to and/or purchased by Investor (collectively, the “Securities”), will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in any transaction other than a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”).  By executing the Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.  Investor is experienced in making investments in the unregistered and restricted securities.  Investor understands that such investments (including Investor’s investment in the Securities) involve a high degree of speculation and risk, including the loss of Investor’s entire investment in the Securities.  Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the investment in Company represented by the Securities and, by reason of Investor’s financial and business experience and/or its pre-existing substantive relationship with Company, Investor has the capacity to protect Investor’s interests in connection with the Securities.  Investor is financially able to bear the economic risk of the investment represented by the Securities, including a total loss of such investment.  The entire legal and beneficial interest in the Securities is being purchased by Investor and shall be held only for Investor’s account and neither in whole nor in part for any other person.

2.           No Advertising or General Solicitation.  Investor represents and warrants to Company all of the following:  (i) that, the sale of the Securities to Investor was not accomplished by the publication of any written or printed communication, any pre-recorded telephone communication or any communication spoken on radio, television or similar communication media; and (ii) that Investor has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of Company, including, without limitation, the Securities.

3.           Reliance on Investor’s Representations.  Investor understands that the Securities are not registered under the Act on the ground that their issuance and sale in connection with the transactions contemplated by the Agreement is (and will be) exempt from registration under the Act pursuant to exemptions available thereunder (including, without limitation, the exemptions available under Section 4(2) of the Act and Regulation D promulgated under the Act), and that Company’s reliance on such exemption is predicated on Investor’s representations set forth herein and in the Agreement.  Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring any of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

4.           Information Concerning Company.  Without limiting the terms of the investment representations set forth herein, Investor represents that Investor: (a) has had an opportunity to ask questions and receive answers from Company and its officers and directors regarding matters relevant to Company and an investment therein (e.g., as represented by the Securities); (b) has had the opportunity to obtain any and all information that Investor deemed or deems necessary to evaluate Company and Investor’s acquisition of the Securities, as well as to verify the accuracy of the information provided to Investor; and (c) has received all such information Investor deems necessary and appropriate to evaluate the financial risks inherent in, and the merits of, an investment in the Securities.  Without limiting the generality of the representations and acknowledgments set forth in the Agreement, Investor understands and has had the opportunity to review carefully each of the following: (1) the terms and conditions of the Securities, (2) Company’s intended business plan, (3) the capitalization and charter documents of the Company, including without limitation, Company’s plans to issue securities as incentive compensation to management personnel, employees and/or consultants of Company, which could dilute the equity interest of Investor in Company, (4) the status and nature of the assets of the Company, (5) the status and nature of liabilities of the Company (including amounts and other obligations owed to third parties and amounts and other obligations owed to affiliates and shareholders of the Company), (6) the early-stage, developing and/or emerging nature of the business of the Company, (7) the business prospects and financial affairs of Company, (8) the competitive environment that Company and its business and services face and (9) Company’s imminent need for substantial amounts of additional financing.  Notwithstanding anything to the contrary in the Agreement, Investor understands, acknowledges and agrees that (A) Company shall have no obligation to complete any financing and Company can provide no assurance or guarantee that any equity or other financing will be consummated at any time in the future, and (B) the issuance and sale of shares or other securities in Company would result in a dilution of Investor’s equity interest in Company.  Investor is fully aware of the terms, conditions, limitations and restrictions applicable to Investor’s ownership of the Securities and Investor’s ownership or equity state in Company.

5.           Accredited and Sophisticated Investor.  Investor is an “accredited investor,” as such term is defined in Rule 502, Regulation D, the Act, by virtue of the fact that Investor is either (i) a corporation, Massachusetts or similar business trust, partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), in each case (a) not formed for the specific purpose of acquiring securities of Company and (b) having total assets in excess of $5,000,000, or (ii) an entity in which all of the equity owners are “accredited investors.” By reason of Investor’s (i) pre-existing substantive relationship with Company and one or more of its officers, directors or control persons and/or (ii) by reason of Investor’s business or financial experience, Investor is capable of evaluating the merits and risks of the investment represented by the Securities and the merits and risks of protecting Investor’s own interests in connection with such investment.

6.           Economic Risk.  Investor understands that the purchase of the Securities will be a highly speculative investment and involves a high degree of risk, and Investor is able, without impairing Investor’s financial condition, to hold the Securities for an indefinite time and to suffer a complete loss of Investor’s investment.

7.           Restricted Securities.  Investor understands and acknowledges that: (a) the sale of the Securities has not been (and will not be) registered under the Act, the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from the registration requirements of the Act is available (such as Rule 144 under the Act), and Company is under no obligation to register any sale or transfer of the Securities; (b) the Securities are “restricted” securities within the meaning of Rule 144 and, to the extent they are certificated, will be stamped with the legends specified in the Agreement and other appropriate legends; (c) Company will make a notation in its records of the aforementioned restrictions on transfer and legends; and (d) Company has no obligation to register the transfer of any of the Securities and shall refuse to register any such transfer not in compliance with applicable law.

8.           Further Limitations on Dispositions.  Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until: (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) Investor shall have notified Company of the proposed disposition and shall have furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by Company, Investor shall have furnished Company with an opinion of counsel, satisfactory to Company and Company’s counsel, that such disposition will not require registration of such Securities under the Act or registration or qualification under any applicable state securities laws.

9.           No Government Recommendation or Approval.  Investor understands that no United States federal or state agency, or similar agency of any other country, has passed on or made any recommendation or endorsement of Company, this transaction or the purchase of any of the Securities.

10.           Reliance on Own Investigation.  Investor has performed a thorough independent due diligence review of Company, its business enterprise and operations.  In connection with its due diligence review of Company, Investor has reviewed information relating to Company’s operations, facilities, finances, management, capitalizations, employees and other aspects of Company’s business enterprise.  Notwithstanding anything contained in the Agreement to the contrary, in making an investment decision with respect to the Securities under the Agreement, Investor is relying entirely on its own investigation and examination of Company and its business and has not based any investment decision on statements from Company or any of its officers, directors, employees, agents or other representatives.  Without limiting the generality of the foregoing, no representations or warranties with respect to income, profits or otherwise have been made to Investor by the Company or any of the Company’s officers or directors, and Investor understands that Investor is subscribing for the Shares without relying upon any representations or warranties.  Investor has relied solely upon the advice of Investor’s own tax and legal advisors with respect to the tax and other legal aspects of Investor’s investment in the Shares.

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [______________________] (“Recipient”) hereby sells, assigns and transfers unto AuraSource, Inc., a Nevada corporation (the “Company”),_____________________ shares of Common Stock of the Company represented by Certificate No. _____ herewith and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:  ________________

[______________________________]

By:

Its:

INSTRUCTIONS:  PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.  THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE RIGHT” SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF RECIPIENT.